Exhibit 4.3.4

Annex 1.5 to Contract P81055

March 01, 2008

SPECIFICATION

Annex № 1.5 is valid from 01/03/2009 till 30/04/2009.

##	Type of packaging material	Package volume, ml	Final price Seller’s warehouse (TP factory) EUR, Excl. VAT	Printing method

Delivery from: Tetra Pak Kiev (Ukraine), Lund (Sweden), Gorny Milanovec (Serbia), Moscow (Russia)

1	TBA/j			Flexoprocess
Accessory materials	7369-460 MPM LS Strip 8856-951-01	200 ml Base Usage rate: 0.076 kg / 1000 packs	[*] / 1000 pcs [*] / kg

2 Accessory materials	TBA/j 7369-813 Cap PeCap3 MPM LS Strip 8856-951-01 IS PEP Strip 8865-967-01 PULL Tab Strip 8729-728-01 Cap SlimCap MPM LS Strip 8856-951-01 IS PEP Strip 8865-963-01 PULL Tab Strip 8729-725-01

1000 ml Slim

Usage rate: 0.146 kg / 1000 packs

Usage rate: 0.030 kg / 1000 packs

Usage rate: 0.0135 km / 1000

Usage rate: 0.146 kg / 1000 packs

Usage rate: 0.025 kg / 1000 packs

Usage rate: 0.014 km / 1000

			For lot [*] – [*]/1000 packs Further [*]/1000 packs [*] / 1000 packs [*] / kg [*] / kg [*] / kg [*] / kg [*] / kg [*] / kg	Flexoprocess

3	TBA/lk			Flexoprocess
Accessory materials	7369-835 Cap PeCap3 MPM LS Strip 8856-951-01 IS PEP Strip 8865-967-01 PULL Tab Strip 8729-728-01 Cap SlimCap MPM LS Strip 8856-951-01 IS PEP Strip 8865-963-01 PULL Tab Strip 8729-725-01

1500 ml Slim

Usage rate: 0.178 kg / 1000 packs

Usage rate: 0.030 kg / 1000 packs

Usage rate: 0.0135 km / 1000

Usage rate: 0.178 kg / 1000 packs

Usage rate: 0.025 kg / 1000 packs

Usage rate: 0.014 km / 1000

[*] / 1000 packs [*] / kg [*] / kg [*] / kg [*] / kg [*] / kg [*] / kg

THE SELLER	THE BUYER
ZAO “Tetra Pak”	OAO “Wimm-Bill-Dann Beverages”

“[*]” means that certain confidential material has been filed separately with the Securities and Exchange Commission

Annex 1.5 to Contract P81055

March 01, 2008

SPECIFICATION

Annex № 1.5 is valid from 01/03/2009 till 30/04/2009.

##	Type of packaging material	Package volume, ml	Final price Seller’s warehouse (TP factory) EUR, Excl. VAT	Printing method

Delivery from: Tetra Pak Arganda (Spain)

1 Accessory materials	TPA/j 7452-602 MPM LS Strip 8856-951-01 IS PEP Strip 8865-184-01 PULL Tab Strip 8729-722-01 OS OPP Strip 8873-149-01	330 ml Square Usage rate: 0.103 kg / 1000 packs Usage rate: 0.031 kg / 1000 packs Usage rate: 0.035 km/ 1000 packs Usage rate: 0.044 kg/ 1000 packs	[*] / 1000 pcs [*] / kg [*] / kg [*] / kg [*] / kg	Flexoprocess

Delivery from: Tetra Pak Wrexham (UK)

1 Accessory materials	TBA/lk 6815-852 MPM LS Strip 8856-951-01 IS PEP Strip 8865-967-01 PULL Tab Strip 8729-728-01	2000 ml Slim Usage rate: 0.178 kg / 1000 packs Usage rate: 0.040 kg / 1000 packs Usage rate: 0.015 km / 1000 packs	[*] / 1000 pcs [*] / kg [*] / kg [*] / kg	Flexoprocess

Delivery from: Tetra Pak Limburg (Germany)

1 Accessory materials	TPA/lk 7438-811 MPM LS Strip 8856-951-01	1000 ml Square Usage rate: 0.165 kg / 1000 packs	[*] / 1000 pcs [*] / kg	Flexoprocess

2 Accessory materials	TPA/lk 7437-811 MPM LS Strip 8856-951-01	1000 ml Square Usage rate: 0.165 kg / 1000 packs	[*] / 1000 pcs [*] / kg	Flexoprocess

THE SELLER	THE BUYER
ZAO “Tetra Pak”	OAO “Wimm-Bill-Dann Beverages”

“[*]” means that certain confidential material has been filed separately with the Securities and Exchange Commission

##	Type of caps	Quality	Final price Seller’s warehouse (TP factory) EUR, Excl. VAT

Delivery Russia

1	Slim Cap for Tetra Brik Aseptic 2000 Slim 8944-002-01 white		[*] / 1000 pcs

2	Slim Cap for Tetra Brik Aseptic 1000, 1500 Slim 8944-001-01 white		[*] / 1000 pcs

3	StreamCap for Tetra Prism Aseptic 1000 Square 8958-001-01 white 8958-001-38 red		[*] / 1000 pcs

Delivery from: Sweden, France, Italy

1	ReCap cap for Tetra Brik Aseptic materials 1000 ml 8940-001-01 white		[*] / 1000 pcs

##	Straw type	Quantity	Final price Seller’s warehouse (TP factory) EUR. Excl. VAT

Delivery from: Tetra Pak Moscow (Russia)

1	U straws, 150mm long, 4 mm diam For TBA 200B Code: 8775-145-02/03 white/transp	1000 pcs	[*] / 1000 pcs

2	U straws, 150mm long, 4 mm diam For TBA 200B Code: 8775-145-57 red-blue-white	1000 pcs	[*] / 1000 pcs

Delivery from: Tubex (Portugal, Thailand)

1	T Straws, 150mm long, 5/6 mm diam for TPA 330 Square Code: 8783-919-05 green/T15056	1000 pcs	[*] / 1000 pcs

THE SELLER	THE BUYER
ZAO “Tetra Pak”	OAO “Wimm-Bill-Dann Beverages”

“[*]” means that certain confidential material has been filed separately with the Securities and Exchange Commission